POWER OF ATTORNEY I, the undersigned, hereby constitute and appoint Mindy McPheeters and David Myers of Spirit AeroSystems Holdings, Inc., a Delaware corporation (the "Company"), signing singly, as my true and lawful attorney-in-fact to: 1. Prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") or any rule or regulation of the SEC; 2. Execute for and on my behalf, in my capacity as an officer and/or director of the Company, Forms 3, 4, and 5, and any amendments thereto, pursuant to Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports I may be required to file in connection with or relating to my beneficial ownership of securities of the Company; 3. Do and perform any and all acts for and on my behalf that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; 4. Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. I hereby grant to such attorneys-in-fact full power and authority to do and perform any and every act necessary or proper to be done in the exercise of any of the powers herein granted, as fully to all intents and purposes as I could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the powers herein granted. I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the earliest of: (1) such time as I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of, and transactions in, securities issued by the Company; (2) this Power of Attorney is revoked by me in a signed writing delivered to the foregoing attorneys-in-fact; or (3) the Company’s employment of the foregoing attorneys-in-fact is terminated.

I hereby revoke any and all Powers of Attorney appointing any person or persons, other than the persons so appointed above, attorney-in-fact to perform services substantially similar to those provided for in this Power of Attorney. IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 28 day of November, 2023. /s/ Terry George Terry George